UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported)          September 30, 1997
                                                     ---------------------------

                                    SPSS Inc.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      33-64732                36-2815480
(State or Other Jurisdiction          (Commission             (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)

    444 N. Michigan Ave, Chicago, Illinois                        60611
   (Address of Principal Executive Offices)                     (Zip Code)

                                 (312) 329-2400
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 2:  Acquisition or Disposition of Assets

         On September 30, 1997, SPSS Inc. ("SPSS" or the "Registrant") acquired approximately 97% of the outstanding shares of capital stock of Quantime Limited, a corporation incorporated under the laws of England with Registered Number 1400578 ("Quantime"), from certain shareholders and warrant holders of Quantime (the "Shareholders"), for 863,084 shares of SPSS common stock, $.01 par value per share (the "Common Stock"), valued at approximately $25 million (the "Purchase Price"). The stock acquisition, accounted for as a pooling of interests, occurred pursuant to two Stock Purchase Agreements, one between SPSS, certain insiders of Quantime (the "Quantime Insiders") and certain Shareholders in the United Kingdom and another between SPSS, the Quantime Insiders and certain Shareholders outside the United Kingdom (the "Agreements"), each dated September 30, 1997. Quantime is a privately-held developer of market research software products. SPSS will continue to operate the Quantime business from the Quantime offices in London, England.

         The Purchase Price of 863,084 shares of SPSS stock was established through negotiations between SPSS and Quantime.

         Other than the transactions included in, or contemplated by the Agreements, there are no material relationships between Quantime and the Registrant or the Registrant's affiliates, or any director or officer of the Registrant, or any associate of any such director or officer.

         The foregoing description of the acquisition is qualified in its entirety by reference to the Agreements filed as Exhibits 2.1 and 2.2 hereto and incorporated by this reference.

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



Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Not applicable.

         (b) Not applicable.

         (c) The following Exhibits to this Form 8-K are attached hereto:

Exhibit
Number         Description of Document

2.1 Stock Purchase Agreement among the Registrant, Edward Ross, Richard Kottler, Norman Grunbaum, Louis Davidson and certain U.K.- Connected Shareholders or warrant holders of Quantime Limited named therein, dated as of September 30, 1997, together with a list briefly identifying the contents of omitted schedules.

2.2 Stock Purchase Agreement among the Registrant, Edward Ross, Richard Kottler, Norman Grunbaum, Louis Davidson and certain Non-U.K. Shareholders or warrant holders of Quantime Limited named therein, dated as of September 30, 1997, together with a list briefly identifying the contents of omitted schedules.

4.1            Bylaws of SPSS

99.1 Press Release of SPSS, issued October 1, 1997, announcing acquisition of Quantime by SPSS.


The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Agreements to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SPSS Inc.





Date: October 15, 1997                      By:    /s/ Robert Brinkmann
                                               ------------------------
                                                Robert Brinkmann
                                                Controller


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